Exhibit 99.1

Pixelworks Reports Fourth Quarter 2023 Financial Results
Total Revenue for the Fourth Quarter Increased 25% Sequentially and 19% Year-over-Year
Record Quarterly Mobile Revenue Increased 44% Sequentially and More Than 200% Year-over-Year
Full Year Mobile Revenue Grew 33% to a Record $30 million

PORTLAND, Ore., February 8, 2024 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.
Fourth Quarter and Recent Highlights
•Total revenue increased 25% sequentially, driven by record mobile revenue
•Mobile revenue increased 44% sequentially to a record $11.9 million, driven by customers’ newly launched IRX-certified smartphones
•Recently announced multi-year agreement with Walt Disney Studios to bring initial collection of TrueCut MotionTM graded titles to select home entertainment devices through the Disney+ streaming service
•Universal Pictures released Matthew Vaughn’s newest film, Argylle, to select premium theaters globally in TrueCut Motion format, featuring Pixelworks’ cinematic high frame rate technology
•OPPO affiliate, OnePlus, launched its OnePlus 12 and OnePlus 12 global version, both incorporating Pixelworks’ X7 visual processor and end-to-end IRX image rendering accelerator solution, delivering unmatched visual performance for mobile gaming globally
•Pixelworks X7 Gen 2 visual processor featuring AI-based High Efficiency Super-Resolution (HESR) technology, debuted in OnePlus Ace 3 smartphone, enabling both 120fps and 1.5K super resolution with lower power
•HONOR 90 GT smartphone launched featuring Pixelworks' advanced X5 Plus visual processor and MotionEngine® technology to enable cinematic video quality and ultra-smooth mobile gaming
“Our fourth quarter results marked a strong finish to the year, which was highlighted by the continued momentum and significant growth of our mobile business,” stated Todd DeBonis, President and CEO of Pixelworks. “Mobile revenue increased to a record for the quarter and the full year, representing more than half of total revenue. We also expanded fourth quarter gross margin by 170 basis points sequentially and delivered significant improvement in our bottom-line results.
“Our growth initiatives across our mobile business, along with TrueCut Motion have continued to gain increasing traction and generate tangible results. In mobile, smartphone customers and mobile gaming studios have embraced our IRX-branded gaming experience and certification program, as well as the visual performance benefits this end-to-end solution provides to the mobile gaming ecosystem. We also achieved a significant commercial milestone for our TrueCut Motion platform with the recent adoption of our cinematic high frame rate technology by two of the largest studios, Walt Disney and Universal Pictures. We believe this early commercial validation of TrueCut Motion by these respected leaders in entertainment will pave the way for expanded adoption, as filmmakers and studios increasingly seek to deliver a premium, high frame rate experience to audiences in theaters and at home.

“Looking ahead, we are entering 2024 with strong momentum across our visual processing solutions and IRX certification program in mobile, coupled with initial studio adoption of our TrueCut Motion platform. We expect to achieve another year of accelerated growth in mobile, driven by a combination of increased unit volumes and new product introductions. Complementing our anticipated growth, we are driving continued gross margin expansion as part of an established path to achieve quarterly non-GAAP profitability in the second half of the year.”

Fourth Quarter and Fiscal Year 2023 Financial Results
Revenue in the fourth quarter of 2023 was $20.1 million, compared to $16.0 million in the third quarter of 2023 and $16.9 million in the fourth quarter of 2022. The sequential and year-over-year increase in fourth quarter revenue was driven by continued growth and record revenue contribution from Pixelworks’ mobile business. For the full year 2023, total revenue was $59.7 million compared to $70.1 million in 2022. The year-over-year decrease reflected lower revenue contribution from the Company’s home and enterprise business, which was partly offset by strong growth and record revenue in the mobile business.
On a GAAP basis, gross profit margin in the fourth quarter of 2023 was 44.7%, compared to 42.9% in the third quarter of 2023 and 53.1% in the fourth quarter of 2022. GAAP gross profit margin for the full year 2023 was 43.1% compared to 51.2% in the prior year. Fourth quarter 2023 GAAP operating expenses were $13.1 million, compared to $14.5 million in the third quarter of 2023 and $12.0 million in the year-ago quarter. For the full year 2023, GAAP operating expenses were $54.3 million compared to $52.7 million in the prior year.
On a non-GAAP basis, fourth quarter 2023 gross profit margin was 44.8%, compared to 43.1% in the third quarter of 2023 and 53.3% in the year-ago quarter. Non-GAAP gross profit margin for the full year 2023 was 43.2% compared to 51.3% in the prior year. Fourth quarter 2023 non-GAAP operating expenses were $12.0 million, compared to $13.3 million in the third quarter of 2023 and $10.8 million in the year-ago quarter. Non-GAAP operating expenses for the full year 2023 were $49.6 million compared to $47.5 million in the prior year.
For the fourth quarter of 2023, the Company recorded a GAAP net loss of $3.7 million, or ($0.07) per share, compared to a GAAP net loss of $7.0 million, or ($0.12) per share, in the third quarter of 2023, and a GAAP net loss of $1.9 million, or ($0.04) per share, in the year-ago quarter. GAAP net loss for the full year 2023 was $26.2 million, or ($0.47) per share, compared to a net loss of $16.0 million, or ($0.30) per share, in the prior year. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”.
For the fourth quarter of 2023, the Company recorded a non-GAAP net loss of $2.6 million, or ($0.05) per share, compared to a non-GAAP net loss of $5.7 million, or ($0.10) per share, in the third quarter of 2023, and a non-GAAP net loss of $0.8 million, or ($0.01) per share, in the fourth quarter of 2022. For the full year 2023, non-GAAP net loss was $21.4 million, or ($0.38) per share, compared to a non-GAAP net loss of $10.7 million, or ($0.20) per share, in the prior year.

Adjusted EBITDA in the fourth quarter of 2023 was a negative $1.9 million, compared to a negative $5.0 million in the third quarter of 2023 and a negative $1.0 million in the year-ago quarter. For the full year 2023, adjusted EBITDA was a negative $18.8 million compared to negative $7.7 million in the prior year.
Cash and cash equivalents at the end of the fourth quarter of 2023 were $47.5 million, compared to $50.3 million at the end of the third quarter of 2023 and $56.8 million at the end of the fourth quarter of 2022.

Business Outlook
The Company’s current business outlook, including guidance for the first quarter of 2024, will be discussed as part of the scheduled conference call.

Conference Call Information
Pixelworks will host a conference call today, February 8, 2024, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, MotionEngine, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about expected adoption rates, increased volumes, new product introductions, gross margin expansion, and achievement of quarterly breakeven results. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual adoption rate of our TrueCut Motion technology or of high frame rate content by the motion picture and streaming video industries; the actual performance of the motion picture and streaming video industries; the actual performance of the smartphone market throughout 2024; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenue, net	$20,074	$16,032	$16,888	$59,677	$70,146
Cost of revenue (1)	11,098	9,150	7,914	33,968	34,265
Gross profit	8,976	6,882	8,974	25,709	35,881
Operating expenses:
Research and development (2)	6,953	8,752	6,395	30,878	30,521
Selling, general and administrative (3)	6,151	5,776	5,587	23,467	22,177
Total operating expenses	13,104	14,528	11,982	54,345	52,698
Loss from operations	(4,128)	(7,646)	(3,008)	(28,636)	(16,817)
Interest income and other, net	435	471	272	2,050	700
Loss before income taxes	(3,693)	(7,175)	(2,736)	(26,586)	(16,117)
Provision (benefit) for income taxes	39	158	(1,129)	357	(884)
Net loss	(3,732)	(7,333)	(1,607)	(26,943)	(15,233)
Less: Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(12)	334	(327)	767	(797)
Net loss attributable to Pixelworks Inc.	$(3,744)	$(6,999)	$(1,934)	$(26,176)	$(16,030)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.07)	$(0.12)	$(0.04)	$(0.47)	$(0.30)
Weighted average shares outstanding - basic and diluted	56,895	56,410	54,974	56,163	54,335
——————
(1) Includes:
Stock-based compensation	22	21	21	89	41
Amortization of acquired intangible assets	—	—	—	—	72
(2) Includes stock-based compensation	396	452	556	1,866	2,351
(3) Includes:
Stock-based compensation	701	779	583	2,841	2,806
Amortization of acquired intangible assets	—	—	—	—	18

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,976	$6,882	$8,974	$25,709	$35,881
Stock-based compensation	22	21	21	89	41
Amortization of acquired intangible assets	—	—	—	—	72
Total reconciling items included in gross profit	22	21	21	89	113
Non-GAAP gross profit	$8,998	$6,903	$8,995	$25,798	$35,994
Non-GAAP gross profit margin	44.8%	43.1%	53.3%	43.2%	51.3%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$13,104	$14,528	$11,982	$54,345	$52,698
Reconciling item included in research and development:
Stock-based compensation	396	452	556	1,866	2,351
Reconciling items included in selling, general and administrative:
Stock-based compensation	701	779	583	2,841	2,806
Amortization of acquired intangible assets	—	—	—	—	18
Total reconciling items included in operating expenses	1,097	1,231	1,139	4,707	5,175
Non-GAAP operating expenses	$12,007	$13,297	$10,843	$49,638	$47,523
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(3,744)	$(6,999)	$(1,934)	$(26,176)	$(16,030)
Reconciling items included in gross profit	22	21	21	89	113
Reconciling items included in operating expenses	1,097	1,231	1,139	4,707	5,175
Tax effect of non-GAAP adjustments	—	—	3	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(2,625)	$(5,747)	$(771)	$(21,380)	$(10,742)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.05)	$(0.10)	$(0.01)	$(0.38)	$(0.20)

Non-GAAP weighted average shares outstanding - basic and diluted	56,895	56,410	54,974	56,163	54,335

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2023		2023		2022		2023		2022
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.07)	$(0.07)	$(0.12)	$(0.12)	$(0.04)	$(0.04)	$(0.47)	$(0.47)	$(0.30)	$(0.30)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	—	—
Reconciling items included in operating expenses	0.02	0.02	0.02	0.02	0.02	0.02	0.08	0.08	0.10	0.10
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.05)	$(0.05)	$(0.10)	$(0.10)	$(0.01)	$(0.01)	$(0.38)	$(0.38)	$(0.20)	$(0.20)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	44.7%	42.9%	53.1%	43.1%	51.2%
Stock-based compensation	0.1	0.1	0.1	0.1	0.1
Amortization of acquired intangible assets	—	—	—	—	0.1
Total reconciling items included in gross profit	0.1	0.1	0.1	0.1	0.2
Non-GAAP gross profit margin	44.8%	43.1%	53.3%	43.2%	51.3%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(3,744)	$(6,999)	$(1,934)	$(26,176)	$(16,030)
Stock-based compensation	1,119	1,252	1,160	4,796	5,198
Tax effect of non-GAAP adjustments	—	—	3	—	—
Amortization of acquired intangible assets	—	—	—	—	90
Non-GAAP net loss attributable to Pixelworks Inc.	$(2,625)	$(5,747)	$(771)	$(21,380)	$(10,742)
EBITDA adjustments:
Depreciation and amortization	$1,076	$1,053	$1,167	$4,287	$4,657
Non-GAAP interest income and other, net	(435)	(471)	(272)	(2,050)	(700)
Non-GAAP provision (benefit) for income taxes	39	158	(1,132)	357	(884)
Adjusted EBITDA	$(1,945)	$(5,007)	$(1,008)	$(18,786)	$(7,669)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$47,544	$56,821
Accounts receivable, net	10,075	10,047
Inventories	3,968	1,760
Prepaid expenses and other current assets	3,138	3,745
Total current assets	64,725	72,373
Property and equipment, net	5,997	4,632
Operating lease right of use assets	4,725	3,331
Other assets, net	2,115	3,580
Goodwill	18,407	18,407
Total assets	$95,969	$102,323
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,416	$3,143
Accrued liabilities and current portion of long-term liabilities	9,692	8,849
Current portion of income taxes payable	189	519
Total current liabilities	12,297	12,511
Long-term liabilities, net of current portion	1,373	1,005
Deposit liability	13,781	13,537
Operating lease liabilities, net of current portion	2,567	2,148
Income taxes payable, net of current portion	939	872
Total liabilities	30,957	30,073
Redeemable non-controlling interest	28,214	28,919
Total Pixelworks, Inc. shareholders’ equity	12,541	32,422
Non-controlling interest	24,257	10,909
Total shareholders' equity	36,798	43,331
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$95,969	$102,323

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com